Exhibit 23.3

Beckstead and Watts, LLP
Certified Public Accountants
                                                         3340 Wynn Road, Suite B
                                                             Las Vegas, NV 89102
                                                                    702.257.1984
                                                                702.362.0540 fax

Securities and Exchange Commission
Washington, DC 20549

Ladies and Gentlemen:

We have issued our review report dated April 14, 2003, accompanying the financial statements of Gentry International, Inc. on Form SB-2 for the period ended February 28, 2003 and for the period of February 18, 1999 (inception date) through February 28, 2003. We hereby consent to the incorporation by reference of said report on the Registration Statement of Gentry International, Inc. on Form SB-2.

Signed,

/s/ Beckstead and Watts, LLP

May 28, 2003